                                                      EXHIBIT (10)(i) 110


                                  $50,000,000




                               CREDIT AGREEMENT



                                  dated as of



                               October 23, 1996



                                     among



                   Central Hudson Gas & Electric Corporation



                            The Banks Listed Herein



                                      and



                  Morgan Guaranty Trust Company of New York,
                                   as Agent

                               Table of Contents

                                                                        Page
                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.     Definitions                                             1
SECTION 1.02.     Accounting Terms and Determinations                    13
SECTION 1.03.     Types of Borrowings                                    14

                                  ARTICLE II

                                  THE CREDITS

SECTION 2.01.     Commitments to Lend                                    14
SECTION 2.02.     Notice of Committed Borrowings                         14
SECTION 2.03.     Money Market Borrowings                                15
SECTION 2.04.     Notice to Banks; Funding of Loans                      19
SECTION 2.05.     Notes                                                  20
SECTION 2.06.     Maturity of Loans                                      21
SECTION 2.07.     Interest Rates                                         21
SECTION 2.08.     Fees                                                   25
SECTION 2.09.     Optional Termination or Reduction of
                  Commitments                                            25
SECTION 2.10.     Mandatory Termination of Commitments                   26
SECTION 2.11.     Optional Prepayments                                   26
SECTION 2.12.     General Provisions as to Payments                      26
SECTION 2.13.     Funding Losses                                         27
SECTION 2.14.     Computation of Interest and Fees                       27

                                 ARTICLE III

                                  CONDITIONS

SECTION 3.01.     Effectiveness                                          28
SECTION 3.02.     Borrowings                                             29

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Corporate Existence and Power                          29
SECTION 4.02.     Corporate and Governmental Authorization; No
                  Contravention                                          29

                                                                        Page

SECTION 4.03.     Binding Effect                                         30
SECTION 4.04.     Financial Information                                  30
SECTION 4.05.     Litigation                                             30
SECTION 4.06.     Compliance with ERISA                                  31
SECTION 4.07.     Environmental Matters                                  31
SECTION 4.08.     Taxes                                                  32
SECTION 4.09.     Subsidiaries                                           32
SECTION 4.10.     Full Disclosure                                        32
SECTION 4.11.     Equity Capitalization Ratio                            32
SECTION 4.12.     Fixed Charge Coverage                                  32

                                   ARTICLE V

                                   COVENANTS

SECTION 5.01.     Information                                            33
SECTION 5.02.     Payment of Obligations                                 35
SECTION 5.03.     Maintenance of Property; Insurance                     36
SECTION 5.04.     Conduct of Business and Maintenance of
                  Existence                                              36
SECTION 5.05.     Compliance with Laws                                   37
SECTION 5.06.     Inspection of Property, Books and Records              37
SECTION 5.07.     Investments                                            37
SECTION 5.08.     Negative Pledge                                        38
SECTION 5.09.     Limitations on Restricted Subsidiaries                 39
SECTION 5.10.     Consolidations, Mergers and Sales of Assets            39
SECTION 5.11.     Use of Proceeds                                        40

                                  ARTICLE VI

                                   DEFAULTS

SECTION 6.01.     Events of Default                                      40
SECTION 6.02.     Notice of Default                                      43
SECTION 6.03.     Exclusion of Restricted Subsidiaries from
                  Certain Events of Default                              43

                                  ARTICLE VII

                                   THE AGENT

SECTION 7.01.     Appointment and Authorization                          43
SECTION 7.02.     Agent and Affiliates                                   43
SECTION 7.03.     Action by Agent                                        43
SECTION 7.04.     Consultation with Experts                              43
SECTION 7.05.     Liability of Agent                                     44

                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES
                                                                        Page

SECTION 7.06.     Indemnification                                        44
SECTION 7.07.     Credit Decision                                        44
SECTION 7.08.     Successor Agent                                        44
SECTION 7.09.     Agent's Fees                                           45

SECTION 8.01.     Basis for Determining Interest Rate
                  Inadequate or Unfair                                   45
SECTION 8.02.     Illegality                                             46
SECTION 8.03.     Increased Cost and Reduced Return                      46
SECTION 8.04.     Base Rate Loans Substituted for Affected
                  Fixed Rate Loans                                       48

                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.     Notices                                                49
SECTION 9.02.     No Waivers                                             49
SECTION 9.03.     Expenses; Documentary Taxes; Indemnification           49
SECTION 9.04.     Sharing of Set-Offs                                    50
SECTION 9.05.     Amendments and Waivers                                 50
SECTION 9.06.     Successors and Assigns                                 51
SECTION 9.07.     Collateral                                             52
SECTION 9.08.     Governing Law; Submission to Jurisdiction              52
SECTION 9.09.     Counterparts; Integration                              53
SECTION 9.10.     WAIVER OF JURY TRIAL                                   53

                               CREDIT AGREEMENT


            AGREEMENT dated as of October 23, 1996 among CENTRAL
HUDSON GAS & ELECTRIC CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW
YORK, as Agent,

            WHEREAS, the Borrower, certain banks and Morgan Bank
(Delaware), as Agent are parties to a Credit Agreement dated as of December 17, 1990, as amended (the "1990 Credit Agreement");
and

            WHEREAS, the 1990 Credit Agreement expires on December 14, 1997 and is to be replaced by this Agreement;

            NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


            SECTION 1.01.  Definitions.  The following terms, as
used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money
Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "Adjusted CD Rate" has the meaning set forth in Section
2.07(b).

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending
Office, (ii) in the case of its Euro-Dollar Loans, its

Euro-Dollar Lending Office and (iii) in the case of its Money
Market Loans, its Money Market Lending Office.

            "Assessment Rate" has the meaning set forth in Section
2.07(b).

            "Assignee" has the meaning set forth in Section
9.06(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section
9.06(c), and their respective successors.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means Central Hudson Gas & Electric
Corporation, a New York corporation, and its successors.

            "Borrower's 1995 Form 10-K" means the Borrower's Annual Report, on Form 10-K, for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

            "Borrowing" has the meaning set forth in Section 1.03.

            "CD Base Rate" has the meaning set forth in Section
2.07(b).

            "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

            "CD Margin" has the meaning set forth in Section
2.07(b).

            "CD Reference Banks" means The Bank of New York and
Morgan Guaranty Trust Company of New York.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

            "Consolidated Earnings Available for Fixed Charges" for any twelve-month period means (i) consolidated net income, calculated before any extraordinary items and any gains or losses from the disposition of assets (other than current assets), less
(ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, less (iii) the net positive effect (if any) on such consolidated net income attributable to the Borrower's use of "Mirror CWIP" accounts (as "Mirror CWIP" is described in the paragraph entitled "Deferred Finance
Charges-Nine Mile 2 Plant" of Note 1 of the Notes to the
Borrower's Consolidated Financial Statements for the year ended December 31, 1995, plus (iv) provisions for Federal income taxes and deferred income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus
(v) Consolidated Fixed Charges, all determined for such twelve-month period with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with the accounting classifications used by the Borrower in its consolidated statement of income for the year ended December 31, 1995.

            "Consolidated Fixed Charges" for any twelve-month period means the sum of (i) interest on mortgage bonds, (ii) interest on other long-term debt and (iii) other interest expense, all determined for such twelve-month period with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with the accounting classifications used by the Borrower in its consolidated statement of income for the year ended December 31, 1995.

            "Consolidated Shareholders' Equity" means, at any date,
(i) common stock equity at such date, determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with the accounting classifications used by the Borrower in its consolidated balance sheet as at December 31, 1995 less (ii) the aggregate amount of the Investments of the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries at such date (valued, in the case of equity Investments, on the equity method).

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Consolidated Total Capitalization" means, at any date, the sum at such date of (i) Consolidated Shareholders' Equity,
(ii) preferred stock of the Borrower and (iii) long-term debt (excluding current maturities of long-term debt), determined with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with the accounting classifications used by the Borrower in its consolidated balance sheet as at December 31, 1995.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosure Documents" means the Borrower's 1995 Form 10-K, the Borrower's Quarterly Reports, on Form 10-Q, for each of the fiscal quarters ended March 30, 1996 and June 30, 1996 as filed with the Securities and Exchange Commission, and the Borrower's Current Reports, on Form 8-K, dated June 11, 1996 as filed with the Securities and Exchange Commission.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New
York City or Wilmington, Delaware are authorized by law to close.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Domestic Loans" means CD Loans or Base Rate Loans or both.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable
Notice of Committed Borrowing.

            "Euro-Dollar Margin" has the meaning set forth in
Section 2.07(c).

            "Euro-Dollar Reference Banks" means the principal
London offices of The Bank of New York and Morgan Guaranty Trust
Company of New York.

            "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

            "Event of Default" has the meaning set forth in Section
6.01.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

            "First Mortgage Indenture of the Borrower" means the Indenture dated January 1, 1927 between the Borrower and American Exchange Irving Trust Company as trustee, as such Indenture has been and may hereafter be amended, modified or supplemented in accordance with the provisions thereof.

            "First Mortgage Bonds" means first mortgage bonds of the Borrower which have been and may hereafter be issued under the First Mortgage Indenture of the Borrower.

            "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (A) endorsements for collection or deposit in the ordinary course of business or (B) any agreement which Borrower was obligated to enter into for the purchase of electric power pursuant to the Public Utility Regulatory Policy Act of 1978 or Section 66-c of the New York Public Service Law. The term "Guarantee" used as a verb has a corresponding meaning.

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

      (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

      (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or

180 days thereafter, as the Borrower may elect in the applicable
Notice of Borrowing; provided that:

      (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

      (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

      (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

      (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            (4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

      (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

      (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            (5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

      (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "Level I Status" exists at any date if, at such date, the First Mortgage Bonds are rated A- or higher by S&P and A3 or higher by Moody's.

            "Level II Status" exists at any date if, at such date,
(i) Level I Status does not exist and (ii) the First Mortgage
Bonds are rated BBB- or higher by S&P and Baa3 or higher by Moody's.

            "Level III Status" exists at any date if, at such date,
(i) Level I Status and Level II Status do not exist and (ii) the
First Mortgage Bonds are rated BB- or higher by S&P and Ba3 or higher by Moody's.

            "Level IV Status" exists at any date if, at such date, Level I Status, Level II Status and Level III Status do not exist.

            "LIBOR Auction" means a solicitation of Money Market
Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, (i) the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (ii) a sale of receivables that is treated as a sale under generally accepted accounting principles shall not be deemed to create a Lien on the sold receivables.

            "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar
Loans or Money Market Loans or any combination of the foregoing.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

            "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in
Section 2.03(d).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "1990 Credit Agreement" has the meaning set forth in the first "WHEREAS" clause at the beginning of this Agreement.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section
9.06(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

            "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

            "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed
Loans made by any Bank.

            "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 2/3 of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 2/3 of the aggregate unpaid principal amount of the Loans.

            "Restricted Subsidiary" means any Subsidiary except an Unrestricted Subsidiary.

            "S&P" means Standard & Poor's Corporation.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower; provided that a limited partnership in which one or more Unrestricted Subsidiaries are limited partners shall not be a "Subsidiary" if neither the Borrower nor any Restricted Subsidiary has a direct partnership interest in such limited partnership.

            "Temporary Cash Investment" means any Investment maturing (except as set forth in clauses (v) and (vi) below) within one year from the date of acquisition thereof by the Borrower or a Subsidiary in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with any office located in the United States of any bank which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or of any member of the National Association of Securities Dealers which has total capital aggregating at least $200,000,000 if such repurchase agreements relate to obligations of the United States or any agency thereof, or commercial paper rated A-1 by S&P or P-1 by Moody's; provided that the aggregate principal amount of all repurchase agreements relating to commercial paper outstanding at any time does not exceed $10,000,000, (v) obligations, regardless of their maturity, rated not less than "A" or equivalent by S&P or Moody's issued or guaranteed by any state of the United States or the District of Columbia, or by any political subdivision, agency or instrumentality of any such state or District, and obligations of a public housing authority fully secured by contracts with the United States; provided that any such obligation which matures in more than one year from the date of acquisition thereof by the Borrower or a Subsidiary shall permit the holder thereof at least annually to sell back such security to the issuer at no less than par plus accrued interest, or (vi) any "money market" fund comprised principally of any of the above securities provided the average maturity of the securities held by such fund is not more than one year.

            "Termination Date" means October 23, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Unrestricted Subsidiary" means (i) Central Hudson Enterprises Corporation, a New York corporation, (ii) Central Hudson Cogeneration, Inc., a New York corporation, (iii) CH Resources, Inc., a New York corporation, (iv) any Subsidiary designated as an Unrestricted Subsidiary pursuant to Section 6.03, and (v) any other Subsidiary in which shares of capital stock or other equity interests are directly or indirectly owned by one or more Unrestricted Subsidiaries and no such shares or equity interests are directly owned by the Borrower or any Restricted Subsidiary.

            "Wholly-Owned Restricted Subsidiary" means any
Restricted Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

            SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                  ARTICLE II

                                  THE CREDITS

            SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time prior to the Termination Date; provided that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective
Commitments.   Within the foregoing limits, the Borrower may
borrow under this Section, repay, or to the extent permitted by
Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

            SECTION 2.02. Notice of Committed Borrowings. (a) The Borrower shall give the Agent notice (a "Notice of Committed
Borrowing") not later than 10:00 A.M. (Wilmington, Delaware time) on (x) the date of each Base Rate Borrowing, (y) the second
Domestic Business Day before each CD Borrowing and (z) the third
Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
      Borrowing,

          (ii)  the aggregate amount of such Borrowing,

         (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            (b)  The provisions of subsection (a) above
notwithstanding, if the Borrower shall not have given a Notice of Borrowing not later than 10:00 A.M. (Wilmington, Delaware time) on the last day of the Interest Period applicable to an outstanding Committed Borrowing, then, unless the Borrower notifies the Agent before such time that it elects not to borrow on such date, the Agent shall be deemed to have received a Notice of Committed Borrowing specifying that (i) the date of the proposed Borrowing shall be the last day of the Interest Period applicable to such outstanding Borrowing, (ii) the aggregate amount of the proposed Borrowing shall be the amount of such outstanding Borrowing and (iii) the Loans comprising the proposed Borrowing are to be Base Rate Loans.

            SECTION 2.03.  Money Market Borrowings.

            (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks from time to time prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (Wilmington, Delaware time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, any other time or date as to which the Borrower and the Agent shall have mutually agreed and the Agent shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate
      Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute
      Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d)  Submission and Contents of Money Market Quotes.
(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than
(x) 2:00 P.M. (Wilmington, Delaware time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (Wilmington, Delaware time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, any other time or date as to which the Borrower and the Agent shall have mutually agreed and the Agent shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein (x) at least one hour before the deadline applicable to other Banks, in the case of a LIBOR Auction or (y) at least 15 minutes before the deadline applicable to other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (A)  the proposed date of Borrowing,

            (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
      (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

            (a) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

            (b) contains qualifying, conditional or similar language;

            (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market
      Quotes; or

            (d)  arrives after the time set forth in subsection
      (d)(i).

            (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and
(y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and
(C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (Wilmington, Delaware time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market
Quote in whole or in part; provided that:

            (i)  the aggregate principal amount of each Money
      Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii)  the principal amount of each Money Market
      Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute
      Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

            SECTION 2.04.     Notice to Banks; Funding of Loans.
            (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (b) Not later than 12:00 Noon (Wilmington, Delaware time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. No payment by the Borrower to the Agent pursuant to this subsection (d) shall prevent the Borrower from enforcing its rights under this Agreement against a defaulting Bank or release a defaulting Bank from its obligations to the Borrower hereunder.

            SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans
of the relevant type.   Each reference in this Agreement to the
"Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.06.  Maturity of Loans.  Each Loan included
in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

            SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to (i) the Base Rate for such day, for any day on which Level I Status, Level II Status or Level III Status exists and (ii) the sum of 0.25 of 1% plus the Base Rate for such day, for any day on which Level IV Status
exists.   Such interest shall be payable for each Interest Period
on the last day thereof.   Any overdue principal of or interest
on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

            (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause
(2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan or (ii) the rate applicable to Base Rate Loans for such day.

            "CD Margin" means (i) 0.325 of 1% for any day on which Level I Status exists, (ii) 0.40 of 1% for any day on which Level II Status exists, and (iii) 0.625 of 1% for any day on which Level III Status exists and (iii) 0.875 of 1% for any day on which Level IV Status exists.

            The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:


                      [ CDBR          ]*
            ACDR  =  [ ---------- ]  + AR
                      [ 1.00 - DRP ]

            ACDR  =  Adjusted CD Rate
            CDBR  =  CD Base Rate
             DRP  =  Domestic Reserve Percentage
              AR  =  Assessment Rate

      __________
      * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


            The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Wilmington, Delaware time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

            "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

            "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust
Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

            "Euro-Dollar Margin" means (i) 0.20 of 1% for any day on which Level I Status exists, (ii) 0.275% of 1% for any day on which Level II Status exists, (iii) 0.50 of 1% for any day on which Level III Status exists and (iii) 0.75 of 1% for any day on which Level IV Status exists.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London
Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve
Percentage.

            The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve

System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan or (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

            (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance
with Section 2.03.   Each Money Market Absolute Rate Loan shall
bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of
three months after the first day thereof.   Any overdue principal
of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Prime Rate for such day.

            (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

            SECTION 2.08.  Fees.

            (a) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the per annum rate of (i) 0.10 of 1% for any day on which Level I Status exists, (ii) 0.125% of 1% for any day on which Level II Status exists, (iii) 0.25 of 1% for any day on which Level III Status exists and (iv) 0.50 of 1% for any day on which Level IV Status exists. Such facility fee shall accrue (i) from and including October 23, 1996 to but excluding the Termination Date, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

            (b) Payments. Accrued fees under this Section shall be payable quarterly on each January 23, April 23, July 23 and October 23 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

            SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

            SECTION 2.10.  Mandatory Termination of Commitments.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

            (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

            (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.12.  General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Wilmington, Delaware time) on the date when due, in Federal or other immediately available funds to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money

Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense (showing in reasonable detail how such amount was calculated), which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                 ARTICLE III

                                  CONDITIONS

            SECTION 3.01.  Effectiveness.  This Agreement shall
become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective
      Date complying with the provisions of Section 2.05;

            (c) receipt by the Agent of an opinion of Gould & Wilkie, counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (d) receipt by the Agent of evidence reasonably satisfactory to it that the approval of the New York State Public Service Commission with respect to the execution, delivery and performance by the Borrower of this Agreement and the Notes has been obtained and is in full force and effect;

            (e) the commitments of the banks under the 1990 Credit Agreement shall have terminated and all amounts due and payable thereunder shall have been paid; and

            (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;


provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing
conditions are satisfied not later than October 31, 1996.   The
Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.02.  Borrowings.   The obligation of any Bank
to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

            (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

            SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New York and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than approval of the New York State Public Service Commission, which approval has been obtained and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.03.  Binding Effect.  This Agreement
constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

            SECTION 4.04.  Financial Information.

            (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Price Waterhouse and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 1996 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

            (c) Except as disclosed in the Disclosure Documents, there has been no material adverse change since June 30, 1996 in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.05. Litigation. Except as disclosed in the Disclosure Documents, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower from time to time conducts a review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it seeks to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of such reviews, the Borrower has reasonably concluded that, except as disclosed in the Disclosure Statements, Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. The Borrower and its Subsidiaries have filed all United States
Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than taxes which the Borrower or any Subsidiary is contesting in good faith and by proper proceedings and as to which no Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.09. Subsidiaries. Each of the Borrower's material corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.10. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

            SECTION 4.11.  Equity Capitalization Ratio.
Consolidated Shareholders' Equity is not less than 30% of Consolidated Total Capitalization.

            SECTION 4.12. Fixed Charge Coverage. As of the end of the most recently ended fiscal quarter of the Borrower (or, if the requisite financial information for such quarter is not available to the Borrower when this representation and warranty is made or deemed made, then as of the end of any calendar month ended within 45 days before this representation and warranty is made or deemed made), Consolidated Earnings Available for Fixed Charges for the twelve months then ended was more than 150% of Consolidated Fixed Charges for the twelve months then ended.

                                   ARTICLE V

                                   COVENANTS

            The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:
            SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse or other independent public accountants of nationally recognized standing; provided that delivery of a copy of Borrower's annual report on Form 10K (excluding the exhibits thereto, unless such exhibits are requested under clause (i) of this Section) or any successor form and a manually executed copy of the accompanying report of the Borrower's independent public accountant, as filed with the Securities and Exchange Commission, shall satisfy the requirements of this clause (a);

            (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, (x) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, (y) the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and (z) the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower; provided that delivery of a copy of Borrower's Quarterly Report on Form 10-Q (excluding the exhibits thereto, unless such exhibits are requested under clause (i) of this Section) or any successor form, as filed with the Securities and Exchange Commission, shall satisfy the requirements of this clause (b);

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations or other appropriate details required to establish whether the Borrower was in compliance with the requirements of Sections 5.07(d), 5.08(k) and 5.09 on the date of such financial statements and whether or not the Borrower could have made the representations and warranties set forth in Sections 4.11 and 4.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

            (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports (excluding the exhibits thereto, unless such exhibits are requested under clause (i) of this Section) on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
      (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

            (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02.  Payment of Obligations.  The Borrower
(i) will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Restricted Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same and (ii) will cause each Unrestricted Subsidiary to pay and discharge, at or before maturity, its material obligations and liabilities for which the Borrower or any Restricted Subsidiary is jointly or severally liable (such as certain tax liabilities and liabilities under ERISA), except where the same may be contested in good faith by appropriate proceedings.

            SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Restricted Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, provided that nothing in this subsection (a) shall prevent the Borrower or any Restricted Subsidiary from ceasing to operate, or consenting to cessation of operation of, any of its plants or any other property, if the Borrower in good faith determines that it is advisable not to operate the same, that the operation thereof will not be essential to the maintenance and continued operation of the rest of its properties and that such cessation of operation is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

      (b) The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain (either in the name of the Borrower or in such Restricted Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

            SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower (i) will continue, and will cause each Restricted Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Restricted Subsidiaries, except as it may be prevented from doing so by accidents, fires, explosions, strikes, lock-outs, combinations of workmen, flood, drought, embargo, riot, war, governmental requirements, acts of God or the public enemy and other causes beyond its control, and (ii) will preserve, renew and keep in full force and effect, and will cause each Restricted Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (x) the merger of a Restricted Subsidiary into the Borrower or the merger or consolidation of a Restricted Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Restricted Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (y) the termination of the corporate existence of any Restricted Subsidiary or the cessation of all or any part of its business or a change of its business to include any business closely related to the generation of electricity or the transmission or distribution of electricity or gas, if the Borrower in good faith determines that such termination, cessation or change is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

            SECTION 5.05. Compliance with Laws. The Borrower will use its best efforts to comply, and will cause each Restricted Subsidiary to use its best efforts to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense (i) to visit and inspect any of their respective properties, to the extent permitted by applicable law and applicable safety and security policies of the Borrower and subject to proprietary and confidentiality policies and agreements of or binding upon the Borrower or the relevant Subsidiary, (ii) to examine and make abstracts from any of their respective books and records and (iii) to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 5.07.  Investments.  Neither the Borrower nor
any Restricted Subsidiary will make or acquire any Investment in any Person other than:

            (a)  Investments in the Borrower or any Restricted
      Subsidiary;

            (b) Investments in Unrestricted Subsidiaries existing on the date hereof;

            (c)  Temporary Cash Investments; and

            (d) any Investment not otherwise permitted by the foregoing clauses of this Section, provided that the aggregate book value of such Investments under this subsection (d) does not exceed 10% of the total assets of the Borrower and its Restricted Subsidiaries as reflected in the most recent financial statements of the Borrower required to be delivered by Section 5.01(a).

            SECTION 5.08.  Negative Pledge.  Neither the Borrower
nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now or hereafter owned by it, except:

            (a)  any Lien created or to be created by the First
      Mortgage Indenture of the Borrower;

            (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets except as permitted in clause (a) above;

            (g) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as (i) the amount of the claims secured by such Lien does not exceed $25,000,000 and (ii) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

            (h) any Lien on any asset in favor of the United States of America, any state, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, securing Industrial Revenue bonds the interest on which is exempt from federal income tax under Section 103 of the Internal Revenue Code if such bonds shall be issued for the purpose of financing the construction or improvement of such asset;

            (i) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (j) easements, rights of way, restrictions, exceptions or reservations in or affecting any property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipe lines, transmission, distribution or communication lines or for the joint or common use of real property and equipment and other like purposes, of real property and other like purposes, and minor defects and irregularities of title in any property which do not materially impair the use of such property in the operation of the business of the Borrower or any Restricted Subsidiary; and

             (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed
      $10,000,000.

            SECTION 5.09.  Limitations on Restricted Subsidiaries.
(a) The Borrower will not permit the aggregate outstanding principal amount of all Debt of its Restricted Subsidiaries
(excluding Debt owing to the Borrower or another Restricted
Subsidiary) to exceed $10,000,000 at any time.

            (b) The Borrower will not permit a Restricted Subsidiary to become an Unrestricted Subsidiary unless the representations and warranties set forth in Sections 4.11 and
4.12 would be true at the time of such change in status after giving effect thereto (retroactively for the relevant period in the case of Section 4.12).

            SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not (a) consolidate with or merge into any other Person or (b) sell, lease or otherwise transfer all or any substantial part of its assets (other than receivables) to any other Person. The Borrower will not permit any Restricted Subsidiary to consolidate with, merge into or transfer all or any substantial part of its assets (other than receivables) to any Person other than the Borrower or a Wholly-Owned Restricted Subsidiary; provided that any Restricted Subsidiary may sell all or any part of its assets and distribute the proceeds of such sale to its parent in connection with a cessation of all or any part of its business permitted by Section 5.04.

            SECTION 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including the repayment of its maturing commercial paper. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                  ARTICLE VI

                                   DEFAULTS

            SECTION 6.01.  Events of Default.  If one or more of
the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.11, inclusive;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 15 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

            (d)  any representation and warranty set forth in
      Section 4.11 or 4.12 shall prove to have been incorrect when made on the date hereof or when deemed made on the date of any Borrowing or when made with respect to a designation under Section 6.03; it being understood that this clause (d) shall not apply to certificates pursuant to Section 5.01(c) as to whether or not the representations and warranties set forth in Sections 4.11 and 4.12 could have been made on the dates of specified financial statements;

            (e) any representation or warranty (other than those set forth in Sections 4.11 and 4.12) or any certification or statement, made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement, shall prove to have been incorrect in any material respect when made (or deemed made);

            (f) the Borrower shall fail to make any payment in respect of any of its Debt (other than the Loans) when due or within any applicable grace period;

            (g) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Loans) of the Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (h) the Borrower (or, subject to Section 6.03, any Restricted Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (i) an involuntary case or other proceeding shall be commenced against the Borrower (or, subject to Section 6.03, any Restricted Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a

      Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

            (k) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower
      (or, subject to Section 6.03, any Restricted Subsidiary) and such judgment or order shall continue unsatisfied and unstayed for a period of 15 days; or

            (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 15 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

            SECTION 6.03. Exclusion of Restricted Subsidiaries from Certain Events of Default. If an event specified in clause
(h), (i) or (k) of Section 6.01 occurs with respect to a Restricted Subsidiary, such event shall not constitute an Event of Default if (i) the Borrower promptly, by notice to the Agent, designates such Subsidiary as an Unrestricted Subsidiary, (ii) the representations and warranties set forth in Sections 4.11 and
4.12 are true at the time of such designation after giving effect thereto (retroactively for the relevant period in the case of Section 4.12) and (iii) the Borrower delivers to the Agent a certificate representing and warranting that the condition set forth in clause (ii) is satisfied.

                                  ARTICLE VII

                                   THE AGENT

            SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

            SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein.
Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, after consultation with the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the

Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.



                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES

            SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

            (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any
Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be
suspended.   Before giving any notice to the Agent pursuant to
this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon.
Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will (after taking into account any compensation payable under subsection (a) of this Section) compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (showing in reasonable detail how such amount or amounts were calculated) shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate
      Loans instead.

                                  ARTICLE IX

                                 MISCELLANEOUS

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03.  Expenses; Documentary Taxes;
Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of counsel (including internal counsel) for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

            (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including internal counsel), which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder (i) for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction or
(ii) except as provided in subsection (a) of this Section, for any amount incurred as a result of actions taken to enforce the contractual rights and obligations of the parties hereto under this Agreement.

            SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other
than its indebtedness under the Notes.   The Borrower agrees, to
the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the

Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b)  Any Bank may at any time grant to one or more
banks or other institutions (each a "Participant") participating
interests in its Commitment or any or all of its Loans.   In the
event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating
interest.   An assignment or other transfer which is not
permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that, if an Assignee directly or indirectly controls, is controlled by or is under common control with such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so
that, if required, a new Note is issued to the Assignee.   In
connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal
Reserve Bank.  No such assignment shall release the transferor
Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 9.07.  Collateral.  Each of the Banks
represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08.  Governing Law; Submission to
Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the jurisdiction of the courts of the State of New York in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Except as provided in Section 7.09, this Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH OF THE
BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY
AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        CENTRAL HUDSON GAS & ELECTRIC CORPORATION



                        By _________________________
                                   STEVE V. LANT
                           Title:  Treasurer

                              284 South Avenue
                              Poughkeepsie, New York 12601-4879
                              Attention: Treasurer

Commitments

$20,000,000              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                          By  __________________________
                                     PHILIP S. DETJENS
                              Title: Vice President

$15,000,000              THE BANK OF NEW YORK


                          By  __________________________
                                     MARY LOU BRADLEY
                              Title: Vice President

$10,000,000              MARINE MIDLAND BANK N.A.

                          By ___________________________
                                    THOMAS NOLAN
                             Title: Vice President

$5,000,000               UNION BANK OF SWITZERLAND,
                              New York Branch


                          By ___________________________
                                    PAUL R. MORRISON
                             Title: Vice President


                          By ___________________________
                                    ANDREW R. MERRILL
                             Title: Vice President
_________________
Total Commitments

$50,000,000
=================
                                MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK, as Agent


                                By __________________________
                                          PHILIP S. DETJENS
                                   Title: Vice President

                                500 Stanton Christiana Road
                                Newark, Delaware 19713
                                Attention: Loan Department

                                                                  EXHIBIT A


                                     NOTE
                                                      New York, New York
                                                      October 23, 1996


            For value received, Central Hudson Gas & Electric Corporation, a New York corporation (the "Borrower"), promises to pay to the order of Marine Midland Bank N.A. (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 500 Stanton Christiana Road, Newark, Delaware.

            All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of October 23, 1996 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                        CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                        By __________________________
                                  STEVE V. LANT
                           Title: Treasurer

                        LOANS AND PAYMENTS OF PRINCIPAL


_________________________________________________________________

                              Amount of
      Amount of   Type of     Principal   Maturity    Notation
Date    Loan       Loan        Repaid       Date      Made By
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

                                                                  EXHIBIT B


                      Form of Money Market Quote Request


                                                                   [Date]


To:     Morgan Guaranty Trust Company of New York
        (the "Agent")

From:  Central Hudson Gas & Electric Corporation

Re: Credit Agreement (the "Credit Agreement") dated as of October 23, 1996 among the Borrower, the Banks listed on the signature pages thereof and the Agent


      We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount*                   Interest Period**
$


            Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

             Terms used herein have the meanings assigned to them in the Credit Agreement.


                        CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                        By________________________
                           Title:


______________________
      * Amount must be $5,000,000 or a larger multiple of $1,000,000.

      ** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                  EXHIBIT C



                  Form of Invitation for Money Market Quotes


To:   [Name of Bank]

Re:   Invitation for Money Market Quotes
      to Central Hudson Gas & Electric Corporation
      (the "Borrower")


            Pursuant to Section 2.03 of the Credit Agreement dated as of October 23, 1996 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market
Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                       Interest Period


$

            Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (Wilmington, Delaware time) on [date].


                                    MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK, as Agent


                                    By______________________
                                       Authorized Officer

                                                                  EXHIBIT D

                          Form of Money Market Quote

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
  as Agent
500 Stanton Christiana Road
Newark, Delaware 19713
Attention:

Re:   Money Market Quote to
      Central Hudson Gas & Electric
      Corporation (the "Borrower")

            In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following
Money Market Quote on the following terms:

1.    Quoting Bank:  ________________________________

2.    Person to contact at Quoting Bank:

      _____________________________

3.    Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
      Periods and at the following rates:

      Principal    Interest         Money Market
       Amount**    Period***        [Margin****]      [Absolute Rate*****]

$

$

provided, that the aggregate principal amount of Money Market
Loans for which the above offers may be accepted shall not exceed
$____________.]**

__________

* As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of October 23, 1996 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                    Very truly yours,


                                    [NAME OF BANK]


Dated:_______________               By:__________________________
                                       Authorized Officer

__________

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether
"PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest
1/10,000th of 1%).

                                                                  EXHIBIT E



                          OPINION OF GOULD & WILKIE,
                           COUNSEL FOR THE BORROWER

                                                      October 23, 1996


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company of New York,
    as Agent
500 Stanton Christiana Road
Newark, Delaware 19713


Dear Sirs:

            We have acted as counsel for Central Hudson Gas & Electric Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of October 23, 1996 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official

(other than approval of the New York State Public Service Commission, which approval has been obtained and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower, or to the best of our knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            3. The Credit Agreement (assuming the due and valid execution thereof by the other parties thereto) constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

            4. Except as disclosed in the Disclosure Documents, there is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

            Our opinion expressed above is limited to the present law of the State of New York and, to the extent applicable, the present Federal law of the United States, and we do not express any opinion herein concerning any other law.

            This opinion is solely for the benefit of the named addressees hereof and is not to be quoted in whole or in part or otherwise referred to in any oral or written statement, document or other communication, nor is it to be filed with any government agency or delivered to any person without our prior written consent.

                                    Very truly yours,


                                    GOULD & WILKIE

                                                                  EXHIBIT F



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), CENTRAL HUDSON GAS
& ELECTRIC CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H

            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of October 23, 1996 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$__________;

            WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1.  Definitions. All capitalized terms not
otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________.*** It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.


__________________
      *** Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

            SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

            SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By_________________________
                                      Title:

                                    [ASSIGNEE]

                                    By__________________________
                                      Title:

                                    CENTRAL HUDSON GAS & ELECTRIC
                                      CORPORATION


                                    By__________________________
                                      Title:

                                    MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK, as Agent

                                    By__________________________
                                      Title:

                                       3
